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                                                                EXHIBIT 10.17(B)

                               AMENDED & RESTATED
                                   AGREEMENT

     Rod F. Dammeyer ("Executive") and Anixter International Inc. ("Company") hereby agree as follows:

     1. Company will employ Executive and Executive will be employed by Company as an executive officer of Company and such of its subsidiaries as the Company shall designate from time to time. Designation of a subsidiary of the Company as an employer of Executive ("Designated Employer") shall not be affected by whether that employer continues to be a subsidiary of the Company. Executive shall be free to engage in other business activities as long as such activities do not interfere with Executive's performance of his responsibilities under this Agreement.

     2. The term of employment under this Agreement shall begin on January 1, 1995 and shall end on the earlier of (a) the date specified in a written notice by one party to the other, which date must be at least 2 years after the date such notice is given, or (b) December 31, 2000.

     3. Minimum compensation of Executive shall be as follows:

       - Annual salary of $395,000 for 1995 and $325,000 thereafter.

       - Annual bonus opportunity of 50% to 112.5% of salary with a target of 75% of salary.

       - Such long-term incentive opportunities as the Compensation Committee of the Board of Directors in its good faith judgment shall determine from time to time to be appropriate.

       - Medical, life insurance, disability, and financial planning benefits equal to those currently provided by the Company or its subsidiary, Anixter Inc., as those benefits may be modified from time to time, provided that Executive's salary shall be deemed to be $625,000 per year for purposes of determining the level of his life insurance and disability benefits.

       - A retirement benefit under the Company's Supplemental Executive Retirement Plan provided that Executive's Final Average Compensation shall be deemed to be $1,100,000 for purposes of determining the level of his benefits under that plan.

     4. Offset against the compensation otherwise payable to Executive by the Company shall be the compensation payable to the Executive by any Designated Employer.

     5. Upon completion of his employment pursuant to this Agreement and the concurrent or subsequent termination, by resignation or otherwise, of his employment by the Company, but not otherwise not withstanding the provisions of the Agreement between the parties, dated January 1, 1992, Executive (a) except in the case of any option which expressly states it is not subject to this Agreement, shall be fully vested in all options granted to him by the Company, shall be protected by adjustment of exercise prices and number of covered shares against dilution by any extraordinary cash dividends or other actions as provided in the warrants previously granted directors of the Company, and shall have until the earlier of the specific expiration date stated in each option granted to him by the Company or the date two years after termination of his employment to exercise that option; (b) shall receive a vested benefit in the Company's Supplemental Executive Retirement Plan as if a "change of control" shall have occurred at such time; and (c) shall receive the split dollar life insurance policy on his life now owned by the Company if the policy has not previously been delivered to him.

     6. Performance of the obligations under this Agreement shall discharge the Company and any Designated Employer from any other obligation they may have to Executive in connection with any termination of his employment by the Company and any Designated Employer.

     7. If necessary, to avoid the limitation of Section 162(m) of the Internal Revenue Code on the deductibility by the Company of the Executive's compensation, a sufficient amount of the Executive's bonus
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may be deferred, with fair interest, to such time that the deduction for the
Executive's compensation is not so limited.

Initially executed as of February 9, 1995 and amended as of February 8, 1996.

ANIXTER INTERNATIONAL INC.

By         /s/ JAMES E. KNOX                        /s/ ROD F. DAMMEYER
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           James E. Knox                              Rod F. Dammeyer